EXHIBIT 99.1


Secured Digital  Provides Record  Financial  Guidance for 2007

Saddle Brook, New Jersey - January 3, 2007 -- Secured Digital Applications, Inc. (SDGL:OTCBB), a global provider of outsourced business services to U.S. and Malaysian companies, today forecast record financial results for 2007.

The company said that it expects to achieve revenues for 2007 in the range of $44.0 to $48.0 million and net income in the range of $1.5 to $1.8 million. In providing guidance for 2007, the company said it expects to increase revenue through expanded operations in the United States, in addition to its core operations in Asia.

Over the past year, the company has worked on streamlining its operations. This should allow for greater profitability, as well as enable the company to communicate its story more effectively to investors. The company's three business segments are all expected to be profitable in 2007.

"We look forward to a very productive 2007, and we are confident in our ability to generate solid financial results and to execute our expansion plans in the United States," commented Patrick Lim, Chairman and Chief Executive Officer of Secured Digital. "We continue to benefit from a highly dedicated group of employees and technical partners, while our internal and external growth trends are all positive. All of these factors make us confident that we will deliver record results for our shareholders in 2007".

Mr. Lim further stated, "Having established a platform for a diverse line of business solutions, we are gaining traction on the sales front, most notably with our new offerings that include digital document management solutions for US-based businesses. We want to be known and understood as a business solutions provider for both U.S. and Malaysian companies. We are well on our way to achieving this distinction."

About Secured Digital Applications, Inc:

Secured Digital Applications, Inc. is a global provider of outsourced business services in media production, information technology, digital document management and trade management and consulting. The Company serves customers in Southeast Asia as well as the United States. The Company's media production includes content for television, the Internet and free-standing digital displays, and also designs and installs on-site multi-media presentations. SDA also develops and implements solutions for biometric security systems and business process applications. For more information, please visit www.digitalapps.net, www.eystar.com, www.sdawmedia.com and www.chinaseaco.com.


Safe  Harbor   Statement:

Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

Contact:

Empire Relations Group Inc.

Kenneth Maciora
(516)750-9719
secureddigital@empirerelations.com